UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011
ALKERMES PLC (f/k/a Antler Science Two plc)
(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Treasury Building, Lower Grand Canal Street
Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): 011-353-1-709-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b)  Retirements, Resignations and Terminations

On September 16, 2011, in connection with the business combination agreement (the “Business Combination Agreement”) between Alkermes, Inc. (“Alkermes”), Elan Corporation, plc (“Elan”) and various corporate entities related to Elan, the business of Alkermes and the drug technologies business of Elan (“EDT”) were combined under Alkermes plc (f/k/a Antler Science Two plc) (the “Company”), such combination referred to as the “Merger.”  Immediately upon the effective time of the Merger (the “Effective Time”), each of the directors of the board of directors of the Company (the “Board”) voluntarily resigned from the Board.  The directors who resigned were: Nigel Clerkin and William F. Daniel.  Each resigning director resigned pursuant to the provisions of the Business Combination Agreement.

In addition, on September 16, 2011, in connection with the Business Combination Agreement and as of the Effective Time, Mr. Daniel resigned as the Company Secretary.

c)  Appointment of Executive Officers

Pursuant to the Business Combination Agreement and as of the Effective Time, the following persons were appointed as executive officers of the Company: Richard F. Pops, Chief Executive Officer; Shane Cooke, President; and James M. Frates, Senior Vice President & Chief Financial Officer.  Mr. Cooke, age 49, has served as a director on the board of directors of Elan since May 2005.  He has been Executive Vice President of Elan and head of EDT since May 2007, and had been Chief Financial Officer of Elan from July 2001, when he joined Elan, until May 2011.  Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that had held a number of senior positions in finance in the banking and aviation industries.  He is a chartered accountant and a graduate of University College Dublin.  The information required by this item with respect to Messrs. Pops and Frates is included under the caption “Directors and Executive Officers” of Item 10 in the amendment to the Annual Report of Alkermes on Form 10-K, filed with the SEC on July 21, 2011 (the “Annual Report”), which is incorporated by reference herein.

d)  Appointment of New Directors

Pursuant to the Business Combination Agreement, as of the Effective Time, the following persons became directors of the Company: Richard F. Pops, David W. Anstice, Floyd E. Bloom, Robert A. Breyer, Wendy L. Dixon, Geraldine A. Henwood, Paul J. Mitchell and Mark. B. Skaletsky.  The information required by this item is included under the caption “Directors and Executive Officers” of Item 10 in the Annual Report, which is incorporated by reference herein.

e)  Executive Compensatory Agreements and/or Arrangements

On September 16, 2011, Alkermes Pharma Ireland Limited (“Alkermes Pharma”), a wholly-owned indirect subsidiary of the Company, entered into an employment agreement with Mr. Cooke, pursuant to which he will serve as President of the Company and have supervision and control over the daily business and affairs of Alkermes Pharma.  Mr. Cooke’s employment agreement remains in effect until terminated in accordance with its terms by either Alkermes Pharma or Mr. Cooke.  Prior to entering into the employment agreement, on September 15, 2011, Alkermes entered into an offer letter with Mr. Cooke that was contingent on consummation of the Merger and related to Mr. Cooke’s employment at Alkermes Pharma.  Mr. Cooke’s compensation package includes terms, conditions, and benefits which transferred with him from his prior position of employment at one of the EDT companies in accordance with the European Acquired Rights Directive.

Under the employment agreement, Mr. Cooke will receive an annual base salary of EUR 444,500.  Mr. Cooke’s employment agreement contains standard severance provisions consistent with the employment agreements of the executive officers of the Company employed by other Company affiliates.  Under Mr. Cooke’s employment agreement,  if, during the term of the employment agreement, Alkermes Pharma terminates Mr. Cooke’s employment without cause or he terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he must perform his employment) and he thereafter signs a general release of claims, Alkermes Pharma will provide severance, as follows: over an eighteen month period, Alkermes Pharma will pay an amount equal to one and one-half times the sum of (i) his current base salary, plus (ii) the average of his annual bonus during the prior two years.  Mr. Cooke is also entitled to three months’ notice of termination of employment, except for termination for cause or due to death.

In the event of a change in control, Mr. Cooke would be entitled to continue his employment with Alkermes Pharma for a period of two years following the change in control.  If, during this two-year period, Alkermes Pharma terminates him without cause or he terminates his employment for “good reason,” Alkermes Pharma will pay him a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs.  Additionally, he will receive a lump sum payment equal to one and one-half times the sum of his current base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual bonus during the prior two years.  These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if Alkermes Pharma terminates Mr. Cooke without cause or if Mr. Cooke terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during Mr. Cooke’s period of employment.  Mr. Cooke’s employment agreement does not contain a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control.

During and at all times after Mr. Cooke’s employment with Alkermes Pharma, he is subject to ongoing confidentiality obligations.  During his employment and for six (6) months thereafter, Mr. Cooke is prohibited from soliciting employees and customers or suppliers from the Company.

Pursuant to Mr. Cooke’s offer letter, subject to approval of the Compensation Committee of the Board  (the “Committee”), Mr. Cooke will receive an option to purchase 350,000 Company shares and 50,000 restricted stock units, all of which will vest ratably over four years.  Mr. Cooke will also receive a monthly car benefit totaling EUR 2,000.  Mr. Cooke’s offer letter also provides that the Alkermes Pharma will provide contributions totaling 23.55% of Mr. Cooke’s base payroll salary for purposes of retirement savings.  Pursuant to the offer letter, Mr. Cooke will be eligible to receive a performance pay award for fiscal year 2012 under the Company reporting officer performance pay plan (described below) for the fifteen month performance period from January 1, 2011 to March 31, 2012.  The fifteen month performance period is designed to account for the transition from the calendar year performance period used by EDT to the Company’s fiscal year performance period (April 1 to March 31).  The range applicable to Mr. Cooke’s performance pay award will be between 0% and 150% of base salary, with a target performance pay award of 75% of base salary.  Per the employment agreement, the offer letter continues after the employment agreement is entered into.  Mr. Cooke’s employment agreement and offer letter are filed with this report as Exhibit 10.5 and Exhibit 10.6.

In addition to Mr. Cooke’s employment agreement with Alkermes Pharma, Mr. Cooke also entered into a transitional arrangement with Elan, pursuant to which, in the event Mr. Cooke’s employment with the Company or its subsidiaries is terminated (other than for disciplinary reasons) prior to August 15, 2012, Elan will make up the shortfall if any between the severance amount payable to Mr. Cooke by the Company or its subsidiaries and the severance amount Mr. Cooke would have received under Elan’s current severance plan had Mr. Cooke’s employment with Elan continued and been terminated by Elan.  Such payment received from Elan would be subject to Mr. Cooke signing Elan’s typical waiver and release form.

On September 16, 2011, Alkermes Gainesville LLC (“Alkermes Gainesville”), a wholly-owned indirect subsidiary of the Company, entered into an employment agreement with James Botkin pursuant to which Mr. Botkin will serve as Senior Vice President, Operations, for Alkermes Gainesville.  Mr. Botkin’s employment agreement remains in effect until terminated in accordance with its terms by either Alkermes Gainesville or Mr. Botkin.  Prior to entering into the employment agreement, on September 15, 2011, Alkermes, Inc entered into an offer letter with Mr. Botkin that was contingent on consummation of the Merger and related to Mr. Botkin’s employment at Alkermes Gainesville.

Under the employment agreement, Mr. Botkin will receive an annual base salary of $380,000.  The material terms of Mr. Botkin’s employment agreement are substantially the same as those of Mr. Cooke’s employment agreement, except as described below.  Under Mr. Botkin’s employment agreement,  if, during the term of the employment agreement, Alkermes Gainesville terminates his employment without cause or he terminates his employment for “good reason” and he thereafter signs a general release of claims, Alkermes Gainesville will provide severance, as follows: over a twelve month period, Alkermes Gainesville will pay an amount equal to one times the sum of (i) his current base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in Alkermes Gainesville’s health benefit plans during such twelve month period.  Mr. Botkin is also entitled to one month’s notice of termination of employment, except for termination for cause or due to death or disability.

In the event of a change in control, Mr. Botkin would be entitled to continue his employment with Alkermes Gainesville for a period of two years following the change in control.  If, during this two-year period, Alkermes Gainesville terminates him without cause or he terminates his employment for “good reason,” Alkermes Gainesville will pay him a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs.  Additionally, he will receive a lump sum payment equal to one and one-half times the sum of his current base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual bonus during the prior two years.  Mr. Botkin will also be entitled to continued participation in Alkermes Gainesville’s health benefit plans for a period of eighteen months following the date of termination.  Mr. Botkin’s employment agreement does not contain a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control.

Pursuant to Mr. Botkin’s offer letter, subject to approval of the Committee, Mr. Botkin will receive an option to purchase 100,000 Company shares, which will vest ratably over three years but will not include retirement provisions generally included in Company equity grants which provide additional vesting and time to exercise options based on age plus years of bridged service and for which Mr. Botkin would already qualify.  Pursuant to the offer letter, Mr. Botkin will be eligible to receive a performance pay award for fiscal year 2012 under the Company reporting officer performance pay plan (described below) for the fifteen month performance period from January 1, 2011 to March 31, 2012.  The fifteen month performance period is designed to account for the transition from the calendar year performance period used by EDT to the Company’s fiscal year performance period (April 1 to March 31).  The range applicable to Mr. Botkin’s performance pay award will be between 0% and 100% of base salary, with a target performance pay award of 50% of base salary.  Per the employment agreement, the offer letter continues after the employment agreement is entered into.  Mr. Botkin’s employment agreement and offer letter are filed with this report as Exhibit 10.7 and Exhibit 10.8.

On September 16, 2011, the Board adopted the Fiscal 2012 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan (the “Performance Pay Plan”), which is modeled on the general terms and conditions of the Alkermes, Inc. Fiscal 2012 Reporting Officer Performance Pay Plan.  The Performance Pay Plan provides for the issuance of performance pay awards based on the achievement of Company objectives and the individual performance of the participants, as determined by the Committee.  The Board set the following as Company objectives for use in the Performance Pay Plan: i) manage relationships with key business partners, ii) successfully launch VIVITROL® into the opioid indication, iii) execute on the expanded development of the Company’s late stage product portfolio, iv) rapidly advance the Company’s emerging proprietary pipeline, v) efficiently supply clinical and commercial products, vi) achieve financial performance against guidance, vii)  complete the acquisition of Elan Drug Technologies and develop and begin execution of an integration plan, and viii) respond to changing business conditions (“Performance Objectives”).

The Committee reserves the right to modify the Performance Pay Plan, Performance Objectives or overall payouts under the Performance Pay Plan at any time during the course of the fiscal year, including in response to changing business goals, needs and operations.  To be eligible to participate in the Plan, participants must be actively employed by the Company at the time awards are paid by the Company.  The performance awards will be paid within two and one-half months after the end of the Company’s fiscal year 2012.  The Committee will establish a performance pay range and target as a percentage of each participant’s base salary for each participant in the Performance Pay Plan.  As described above, under the Performance Pay Plan, Messrs. Cooke and Botkin each have a fifteen month performance period and will receive 1.25 times the fiscal year 2012 performance pay determined by the Committee for their individual performance during the fiscal year to account for that longer period.  The Performance Pay Plan is filed with this report as Exhibit 10.4.

On September 16, 2011, the Board adopted the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan (the “Amended 2008 Plan”) to provide for the assumption of the Alkermes, Inc. 2008 Stock Option and Incentive Plan (the “2008 Plan”) and reflect the closing of the Merger, in particular to clarify that the shares to be issued under the Amended 2008 Plan will be ordinary shares of the Company.  The Amended 2008 Plan became effective upon adoption by the Board and no further awards will be granted under the 2008 Plan.  The purpose of the Amended 2008 Plan is to encourage and enable the officers, employees, directors who are not employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company and its subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s and its subsidiaries’ behalf and strengthening their desire to remain with the Company and its subsidiaries.

The ordinary shares reserved and available for issuance under the Amended 2008 Plan are equal to the sum of (i) 2,155,281 shares, plus (ii) the number of ordinary shares of the Company underlying any outstanding grants pursuant to the Alkermes, Inc. Amended and Restated 1999 Stock Option  Plan, the Alkermes, Inc. 2002 Restricted Stock Award Plan, the Alkermes, Inc. 2006 Stock Option Plan For Non-Employee Directors, and the Amended 2008 Plan (each of which is a plan previously established by Alkermes and which has been assumed by the Company) that are forfeited, cancelled, repurchased or are terminated (other than by exercise).  For the avoidance of doubt, all ordinary shares reserved for issuance under the Amended 2008 Plan are subject to the same method outlined in the 2008 Plan to determine the number of ordinary shares available for issuance under the Amended 2008 Plan.  Specifically, the grant of any full value award (i.e., an award other than a stock option) is deemed an award of two of the Company’s ordinary shares for each such of the Company’s ordinary shares actually subject to the award and will be treated similarly if returned to reserve status when forfeited or canceled under the Amended 2008 Plan, and the grant of a stock option is deemed an award for one of the Company’s ordinary shares for each such ordinary share actually subject to the award and will be treated similarly if returned to reserve status when forfeited or canceled under the Amended 2008 Plan.  The Amended 2008 Plan provides for automatic grants to directors who are not employees of the Company upon becoming a member of the Board and on an annual basis, without any action by the Committee.  Such automatic annual awards will be granted under the Amended 2008 Plan until such time as there are no remaining shares available for grant.  In that case, automatic annual grants to such directors will be awarded under the 2011 Plan (described below).

On September 16, 2011, the Board adopted the Alkermes plc 2011 Stock Option and Incentive Plan (the “2011 Plan”).  The 2011 Plan is modeled on the general terms and conditions of the Amended 2008 Plan, including with respect to the purpose of the plan and the above described method to determine the number of shares available for issuance under the 2011 Plan, provided that only options and awards granted under the 2011 Plan can be returned to reserve status under the 2011 Plan.  Provided that the 2011 Plan is approved by shareholders, the ordinary shares reserved and available for issuance under the 2011 Plan will be equal to the sum of (i) the number of ordinary shares so approved, plus (ii) the number of ordinary shares of the Company underlying any outstanding grants pursuant to the 2011 Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise).  The 2011 Plan provides that the shares available to be issued under the 2011 Plan will be ordinary shares of the Company.  The Company expects to grant inducement awards under circumstances that satisfy NASDAQ requirements for “inducement grants,” which permit such grants to be made prior to and after shareholder approval of the 2011 Plan.  Pursuant to such requirements, inducement grants will not count against the number of shares reserved for issuance under the 2011 Plan.  Prior to the Merger, the 2011 Plan was approved by the shareholders of the Company at that time.  Any grants awarded under the 2011 Plan following the Effective Time, which are not inducement awards, will be made subject to approval of the 2011 Plan by shareholders of the Company.

The directors, secretary, and executive officers of the Company, and certain directors and executive officers of certain of its subsidiaries, including Alkermes (“Subsidiaries”) are entitled to be indemnified by the Company and/or Alkermes pursuant to indemnification agreements, with the Company and/or Alkermes, which are substantially similar with respect to the material terms and conditions of the form of indemnification agreement between Alkermes and its directors and executive officers, which existed prior to consummation of the Merger.  Under the terms of the indemnification agreement, the Company and/or Alkermes as applicable, will indemnify each relevant director, secretary, or executive officer to the maximum extent permitted by law for expenses actually and reasonably incurred by the director, secretary, or executive officer in relation to claims, brought against such director, secretary, or executive officer, that arise from actions taken while acting as a director, secretary, or executive officer of the Company and/or its Subsidiaries, except to the extent that such indemnification is prohibited by applicable law or would be duplicative of amounts otherwise actually provided to such director, secretary, or executive officer in relation to such claims.  The Company and/or Alkermes will, to the maximum extent permitted by law, advance the expenses of such director, secretary, or executive officer in connection with his or her defense.  Each director, secretary, or executive officer undertakes to the fullest extent required by law to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company and/or Alkermes

Copies of the forms of the indemnification agreements are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
*10.1 *10.2 *10.3 *10.4 *10.5 *10.6 *10.7 *10.8 *Filed herewith
Form of Deed of Indemnification for Alkermes plc Officers .
Form of Deed of Indemnification for Alkermes plc Directors/Secretary.
Form of Deed of Indemnification for Alkermes Inc. and Subsidiaries Directors/Secretary.
Fiscal 2012 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan.
Shane Cook Offer Letter, dated as of September 15, 2011.
Employment Agreement by and between Alkermes Pharma Ireland Limited and Shane Cook, dated as of September 16, 2011.
James L. Botkin Offer Letter, dated as of September 15, 2011.
Employment Agreement by and between Alkermes Gainesville LLC and James L. Botkin, dated as of September 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2011	ALKERMES PLC

	By:	/s/
James M. Frates
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
*10.1 *10.2 *10.3 *10.4 *10.5 *10.6 *10.7 *10.8 *Filed herewith
Form of Deed of Indemnification for Alkermes plc Officers .
Form of Deed of Indemnification for Alkermes plc Directors/Secretary.
Form of Deed of Indemnification for Alkermes Inc. and Subsidiaries Directors/Secretary.
Fiscal 2012 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan.
Shane Cook Offer Letter, dated as of September 15, 2011.
Employment Agreement by and between Alkermes Pharma Ireland Limited and Shane Cook, dated as of September 16, 2011.
James L. Botkin Offer Letter, dated as of September 15, 2011.
Employment Agreement by and between Alkermes Gainesville LLC and James L. Botkin, dated as of September 16, 2011.